UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) November 5, 2001

CUCOS INC.
(Exact name of registrant as specified in its charter)

Louisiana 0-12701 72-0915435 _________ ________ ____________ (State or other Jurisdiction of (Commission (IRS Employer incorporation or organization) File Number) Identification No.)

110 Veterans Blvd., Metairie, Louisiana 70005
(Address of principal executive offices)

(504) 835-0306
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

          On May 20, 2002, the ACLC Business Loan Receivables Trust 1998-1, through Delaware Trust Capital Management, Inc., as owner trustee, and Wells Fargo Bank, Minnesota, N.A., as indenture trustee, acting through their agent, AMRESCO Commercial Finance, Inc., the principal creditor of Cucos Inc. (the "Company"), served on the Company orders seizing substantially all of the Company's assets and appointing Banner Management, Inc. as keeper and receiver of those assets, in a civil action filed in the United States District Court for the Eastern District of Louisiana under Docket No. 02-01321.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

EXHIBIT NO. DESCRIPTION ___________ ____________ 99.1 Press release dated May 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2002 By: /s/ Elias Daher Elias Daher Vice-President